FOR IMMEDIATE RELEASE

Contact:	Leslie T. Chao, President Michael J. Clarke, CFO (973) 228-6111

CHELSEA PROPERTY GROUP REPORTS 41% INCREASE
IN FIRST QUARTER FUNDS FROM OPERATIONS

Split-Adjusted FFO Per Share Up 24% to $0.77

ROSELAND, New Jersey (May 6, 2003) - Chelsea Property Group, Inc. (NYSE: CPG) today reported operating results for the first quarter ended March 31, 2003.

First quarter funds from operations (FFO) before minority interest rose 41% to $39.4 million from $27.9 million in the first quarter of 2002. Adjusted for a 2-for-1 stock split in May 2002, diluted FFO per share rose 24% to $0.77 from $0.62. FFO attributable to real estate operations during the quarter rose 31% to $40.2 million from $30.6 million, or 16% per diluted share, to $0.79 from $0.68. First quarter net income available to common shareholders was $18.4 million, or $0.43 per diluted share, compared to $11.9 million, or $0.31 per diluted share, a year earlier.

First quarter rental revenues from wholly-owned assets rose 54% to $64.1 million from $41.6 million, and total revenues from wholly-owned assets rose 49% to $84.3 million from $56.7 million, respectively. FFO from unconsolidated investments declined to $2.1 million from $5.4 million due to the buyouts and consolidations during 2002 of partners’ interests in five joint venture projects, including Orlando Premium Outlets, partially offset by higher income from Chelsea Japan. The operating loss from Chelsea Interactive was $0.8 million for the quarter. First quarter earnings before interest, depreciation and amortization (EBITDA) rose 40% to $59.3 million from $42.5 million.

First quarter revenue and earnings comparisons were positively impacted by the acquisitions in 2002 of seven outlet properties in the United States; the aforementioned buyouts of partners’ interests in five joint venture projects; internal rent growth; higher percentage rents; the expansions in 2002 of three Premium Outlet centers in the United States and Japan; the opening in March 2003 of Sano Premium Outlets; and reduced operating losses from Chelsea Interactive.

Gross leasable area (GLA) in operation, including joint venture projects, totaled 14.6 million square feet at March 31, 2003, compared to 12.6 million square feet a year earlier. The Premium Outlet portfolio was 98% leased at the end of the quarter.

Same-space sales (weighted average sales per square foot reported in space open for the full duration of both comparison periods) at U.S. Premium Outlet centers were down 3% in the first quarter. During 2002, sales in the U.S. Premium Outlet portfolio averaged an industry-leading $383 per square foot.

Chelsea’s current 2003-04 development pipeline – comprising 1.2 million square feet of new space – remains on plan: the 180,000 square-foot first phase of Sano Premium Outlets, located north of Tokyo, opened successfully in March; the 170,000 square-foot second phase of Gotemba Premium Outlets, Chelsea Japan’s flagship property located west of Tokyo, is scheduled to open in July; Las Vegas Premium Outlets, a new 435,000 square-foot center, is scheduled to open in August; and Chicago Premium Outlets, a new 438,000 square-foot center located west of Chicago in Aurora, Illinois, is under construction and scheduled to open in the summer of 2004. Sano and Gotemba Premium Outlets are 40%-owned and Las Vegas and Chicago Premium Outlets are 50%-owned by Chelsea.

David Bloom, Chairman and Chief Executive Officer, said, “Our strong first quarter results reflect broad-based growth from both internal and external sources as our portfolio continues to perform very well in a challenging environment. While sales during the period were lower, the decline was modest considering the unusually severe weather this past winter and its effect – particularly on key-weekend business in February – at many of our centers in the eastern United States.

“Sano Premium Outlets, Chelsea Japan’s third project, is off to an extremely strong start in both traffic and sales, and we now look forward to the openings this summer of the Gotemba Premium Outlets expansion and Las Vegas Premium Outlets. We also continue to see acquisition possibilities, and remain in a uniquely strong position to capitalize on the right opportunities,” he added.

Chelsea’s first-quarter conference call with investors and analysts will be held tomorrow, Wednesday, May 7, 2003, at 2:00 p.m. eastern time. The call may be accessed by dialing 800-299-9630 (U.S. callers) or 617-786-2904 (international callers) and referencing reservation No. 179505. A replay of the call will be available through May 14, 2003 by dialing 888-286-8010 (U.S. callers) or 617-801-6888 (international callers) and referencing reservation No. 65291392. The call will also be available in listen-only mode by logging on to the Company’s website, www.cpgi.com; a link to the call will be located in the “Investor Information” section, and a replay will be available for 45 days.

Chelsea Property Group, Inc. is a fully integrated, self-administered and self-managed real estate investment trust (REIT) with interests in 59 Premium Outlet® and other shopping centers – containing 14.6 million square feet of GLA – in 30 states and Japan. The Company’s leading properties include Woodbury Common Premium Outlets, near New York City; Orlando Premium Outlets, in Orlando, Florida; Wrentham Village Premium Outlets, near Boston; Desert Hills Premium Outlets, near Palm Springs, California; and Rinku Premium Outlets, near Osaka. Please see www.cpgi.com for more information.

This news release includes “forward-looking” statements under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Chelsea Property Group believes that the expectations reflected in such statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Forward-looking statements involve known and unknown risks that may cause actual results to differ materially from expected results. Risks include, without limitation, obtaining regulatory entitlements for and completion of development projects; construction risks; the availability and cost of capital and foreign currency; credit risk; the Company’s ability to lease its properties; retail, real estate and economic conditions; risks related to e-commerce and the development of technology-based systems; risks inherent to being a partner in joint ventures; competition; and other risks detailed from time to time in Chelsea Property Group’s reports to the Securities and Exchange Commission. The Company accepts no responsibility for updating forward-looking statements.

-tables follow-

CHELSEA PROPERTY GROUP, INC.

STATEMENT OF OPERATIONS - Unaudited                                                Three Months Ended
(In thousands, except per share data)                                                      March 31,
                                                                                      2003              2002
                                                                                --------------    ------------
Revenues:
Base rent (a)                                                                      $59,889           $38,509
Percentage rent                                                                      4,187             3,073
Expense reimbursements                                                              18,794            12,595
Other income                                                                         1,477             2,504
                                                                                --------------    ------------
Total revenues                                                                      84,347            56,681
Expenses:
Operating and maintenance                                                           22,976            16,204
Depreciation and amortization                                                       17,632            12,941
General and administrative                                                           2,201             1,517
Other                                                                                1,460             1,093
                                                                                --------------    ------------
Total expenses                                                                      44,269            31,755
Income before unconsolidated investments,
    interest expense and minority interest                                          40,078            24,926
Income from unconsolidated investments                                               1,451             3,770
Loss from Chelsea Interactive                                                         (837)           (2,700)
Interest expense                                                                   (16,634)           (9,750)
                                                                                --------------    ------------
Income before minority interest                                                     24,058            16,246
Less minority interest                                                              (4,811)           (3,455)
                                                                                --------------    ------------
 Net income                                                                         19,247            12,791
Preferred dividends                                                                   (834)             (904)
                                                                                --------------    ------------
Net income - common shareholders                                                   $18,413           $11,887
Net income per common share (diluted) (b)                                            $0.43             $0.31
Funds from operations (FFO) (c)                                                    $39,393           $27,912
  FFO per common share - Real estate                                                 $0.79             $0.68
  Internet loss per common share                                                     (0.02)            (0.06)
                                                                                --------------    ------------
FFO per common share (diluted)                                                    $   0.77           $  0.62
Dividends per common share                                                          $0.535            $0.405

(a) Base rent includes straight-line rent of $1,760 and $522 in the first quarters of 2003 and 2002, respectively.
(b) Basic earnings per share were $0.44 and $0.32 in the first quarter of 2003 and 2002, respectively.
(c) FFO per common share is defined as income before minority interest, gain or loss on sale or writedown of assets and depreciation and amortization, reduced by amortization of deferred financing costs, depreciation of non-real estate assets, and preferred dividends.

CALCULATION OF FFO – Unaudited
Management believes that FFO should be considered in conjunction with net income, as presented in the statement of operations to facilitate a clearer understanding of the operating results of the Company. The Company believes that FFO is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs.

                                                                     Three Months Ended
                                                                            March 31,
                                                                ----------------------------------
(Amounts in thousands)                                                 2003                 2002

Net income - common shareholders                                    $18,413               $11,887

 Add:
Depreciation and amortization - wholly-owned                         17,632                12,941
Depreciation and amortization - joint ventures                          599                 1,643
Amortization of deferred financing costs and
   depreciation of non-real estate assets                              (600)                 (552)
Preferred unit distributions                                         (1,462)               (1,462)

Minority interest                                                     4,811                 3,455
                                                               ---------------     ---------------
FFO                                                                 $39,393               $27,912
Ownership interests:
REIT common shares                                                   43,322                38,776

Partnership units held by minority interest                           7,561                 6,300
                                                                --------------      --------------
Weighted average shares/units outstanding                            50,883                45,076

CHELSEA PROPERTY GROUP, INC.

CALCULATION OF EBITDA - Unaudited

Management believes that earnings before interest, depreciation and amortization (“EBITDA”) should be considered in conjunction with net income, as presented in the statement of operations to facilitate a clearer understanding of the operating results of the Company. The Company believes that EBITDA is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs.

                                                             Three Months Ended
                                                                  March 31
                                                        -----------------------------------
                                                               2003                  2002
                                                               ----                  ----
Net income                                                    $19,247              $12,791
Interest expense - wholly-owned                                16,634                9,750
Interest expense - joint ventures                                 144                  128
Depreciation and amortization expense - wholly-owned           17,632               12,941
Depreciation and amortization
    expense - joint ventures and Chelsea Interactive              599                3,151
Income tax - joint ventures                                       220                  259
Minority interest                                               4,811                3,455
                                                            -------------        -----------
EBITDA                                                        $59,287              $42,475
                                                            =============        ===========

SELECTED BALANCE SHEET DATA - Unaudited                        March 31,          December 31,
(In thousands, except center data)                                2003                2002
                                                        --------------------     ---------------

Real estate assets, before depreciation                    $1,844,060           $1,837,174
Cash and cash equivalents                                      21,024               22,551
Total assets                                                1,706,505            1,703,030
Total liabilities                                           1,112,186            1,107,756
Minority interest                                             138,443              139,443
Stockholders' equity                                          455,876              455,831
Shares and units outstanding at period-end                     49,293               49,047

DEBT DATA:
Unsecured bank debt                                            87,035              103,035
Mortgage debt                                                 305,170              306,455
Unsecured notes due 2005 - 2013                               621,475              621,330
Interest coverage ratio - trailing 12 months                      3.9x                 4.1x

OPERATING DATA:  (sq ft in thousands)
Gross leasable area at period end                              14,566               14,386
Gross leasable area at period end - Premium Outlets             9,014                8,395
Weighted average GLA during period                             14,425               12,758
Weighted average GLA during period - Premium Outlets            8,872                8,352
Lease-up at period-end - Domestic Premium Outlets                  98%                  99%
Number of centers (including three international)                  59                   58
Number of states and foreign countries                             31                   31

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